UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):

November 28, 2011

GANNETT CO., INC.

(Exact name of registrant as specified in charter)

Delaware	1-6961	16-0442930
(State or Other Jurisdiction of Incorporation or Organization of Registrant)	(Commission File Number)	(I.R.S. Employer Identification No.)

7950 Jones Branch Drive, McLean, Virginia		22107-0910
(Address of principal executive offices)		(Zip Code)

(703) 854-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 28, 2011, Gannett Co., Inc. (the “Company”) issued a press release announcing that Teresa S. Gendron had been appointed its Vice President and Controller, effective immediately. A press release announcing the appointment of Ms. Gendron is attached hereto as Exhibit 99.1 and incorporated herein by reference.

In connection with Ms. Gendron’s appointment, the Executive Compensation Committee of the Company’s Board of Directors approved a base salary of $320,000 and a sign-on bonus of $75,000. Ms. Gendron received options to purchase 15,000 shares and 10,000 restricted stock units under the terms of the Company’s 2001 Omnibus Incentive Compensation Plan (amended and restated as of May 4, 2010), subject to the Company’s standard vesting schedule.

George R. Gavagan, currently the Company’s Vice President and Controller, will become its Vice President and Chief Accounting Officer, effective immediately, and will continue to serve as its principal accounting officer. Ms. Gendron will assume the role of principal accounting officer upon Mr. Gavagan’s retirement, which is anticipated shortly after the Company files its Form 10-K for the 2011 fiscal year at the end of February 2012.

Ms. Gendron is 42 years of age.

Item 9.01	Financial Statements and Exhibits

(d) Exhibit 99.1 – Press Release dated November 28, 2011.

SIGNATURE

Pursuant to requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gannett Co., Inc.

Date: November 29, 2011	By:	/s/ Todd A. Mayman
Todd A. Mayman
Senior Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press release dated November 28, 2011